U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): November 27, 2000

                        COMMISSION FILE NUMBER: 333-30364

                               I T Technology, Inc.
              (Exact name of registrant as specified in its charter)

            Delaware                                       98-0200077
-------------------------------                     -----------------------
(State or jurisdiction of                          (I.R.S. Employer I.D. No.)
 incorporation or organization



                                34-36 Punt Road
                                  Windsor 3181
                        Melbourne, Victoria, Australia
                    (Address of principal executive offices)
                      --------------------------------------


Registrant's telephone number: (011) 613-9533-7800

                                  Not applicable
                             -----------------------
           (Former name or former address, if changed since last report)








Item 1.    Changes in Control of Registrant

           Not applicable

Item 2.    Acquisition or Disposition of Assets

           Not applicable.

Item 3.    Bankruptcy or Receivership

           Not Applicable

Item 4.    Changes in Registrant's Certifying Accountant

           Not Applicable

Item 5.    Other Events

     At a meeting of the Board of Directors on October 20, 2000, which was ratified by a subsequent shareholder's meeting on November 6, 2000, I T Technology, Inc. resolved to effect a 5 for 1 forward split of its common share capital, which increased the authorized common shares to 500,000,000 and reduced their par value to $.0002 per share. The split was effected by amendment to the articles of incorporation filed with the Delaware Secretary of State on or about

     A vacancy on the Board of Directors was filled by the appointment of David Landauer, 40, effective November 6, 2000.

DAVID LANDAUER

Mr. David Landauer has held seniors role in institutional equity sales both in Europe and Australia, for over 21 years. From 1985 through 1989, he was an associate director of Australian Equity Sales at McIntosh Hoare Govett. From 1989 through 1997, he served as head of European sales for Prudential Bache Australia. Between 1997 and 1998 he was employed as director, head of European sales, for ABN-AMRO Hoare Govett Australia. Since 1998, Mr. Landauer has been the head of European sales for Burdett, Buckeridge & Young. From 1995 through 2000, he has also served as a director on the Eyres Reed Resources Fund, and, since 1998, he has been a director of Golden Prospect Plc, a publicly bonded company in the United Kingdom.


Item 6.    Resignations of Registrant's Directors

           Helen Abeles resigned as director of the company effective October 4, 2000 and Farrel Meltzer resigned effective October 20, 2000.

Item 7.    Financial Statements and Exhibits

     (a)   Financial Statements of Business Acquired.

           Not applicable.

     (b)   Pro forma Financial Information.

           Not applicable.

     c)   Exhibits.
          There are attached hereto the following exhibits:

          Exhibit 1.

          Certificate of amendment to articles of incorporation filed November 27, 2000

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2000

I T Technology, Inc.

/s/ Henry Herzog
---------------------------
By: Henry Herzog, President



[CAPTION]
Exhibit 1

        EXHIBIT CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

                         CERTIFICATE OF AMENDMENT TO
                       CERTIFICATE OF INCORPORATION OF
                            I.T. TECHNOLOGY, INC.
                            A Delaware corporation


     The undersigned hereby certifies as follows:

     ONE: That they are the President and Secretary, respectively, of I.T. TECHNOLOGY, INC., a Delaware corporation.

     TWO: That, at a meeting of the Board of Directors held on October 19, 2000, which was ratified by a subsequent shareholder's meeting on November 6, 2000, the Corporation resolved to amend articles 4 and 9 of its Certificate of Incorporation, as follows:

     IT IS RESOLVED, that Article 4 of the Certificate of Incorporation is hereby amended to read as follows:

     "4. This corporation is authorized to issue two classes of shares: Common and Preferred. The number of Common shares which the corporation is authorized to issue is five hundred million (500,000,000), each with a par value of $.0002 per share, in order to reflect a 5 for 1 forward share split. The number of Preferred shares which the corporation is authorized to issue is twenty five million (25,000,000) each with $.001 per share par value, which preferred stock may be issued in one or more series as may be determined from time to time by the Board of Directors, each of which series shall be distinctly designated. The Board of Directors is hereby authorized to fix or alter the voting rights, designations, powers, preferences, and relative and other special rights, and the qualifications, limitations and restrictions of any wholly unissued series of preferred stock, and the number of shares of such series, and to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of that series."

     IT IS FURTHER RESOLVED, that Article 9 of the certificate of incorporation and Section 2.9 of the By Laws of the corporation be amended to read as follows:

     "Any action required or permitted to be taken by the stockholders of the corporation shall be effected either at a duly called annual or special meeting of stockholders of the corporation or by consent in writing by the holders of outstanding stock pursuant to Section 228 of the DGCL or any other provision of the DGCL. Except as otherwise required by law, stockholders may not call any special meeting of stockholders and special meetings of stockholders may only be called by order of the board of directors."

     THREE: This amendment was approved by the required vote of shareholders in accordance with the corporations law of the state of Delaware. The total number of outstanding shares of each class entitled to vote for the amendment is: Sixteen Million, Five Hundred Thousand (16,500,000) shares. The number of shares of each class voting for the amendment equaled or exceeded the vote required, that being over fifty (50%) percent. The amendment was approved by a vote of Twelve Million and Fifty Thousand (12,050,000) shares, equaling 73.03% of all shares entitled to vote.

/s/ Henry Herzog
---------------------------
    Henry Herzog, President
    November 6, 2000


/s/  Jonathan Herzog
---------------------------
Jonathan Herzog
November 6, 2000

     We, the undersigned, hereby declare, under penalty of perjury, in accordance with the laws of the State of California, that we are the President and Secretary of the above-referenced corporation, that we executed the above-referenced Certificate of Amendment to Articles of

Incorporation, that we have personal knowledge of the information contained therein, and that the information contained therein is true and correct.


/s/ Henry Herzog
---------------------------
    Henry Herzog, President


/s/  Jonathan Herzog
-------------------------------
     Jonathan Herzog, Secretary